                                                                  Exhibit 10.6

                             EMPLOYMENT AGREEMENT
                             --------------------


     THIS EMPLOYMENT AGREEMENT (this "Agreement") is made and entered into by and between Aviation Group, Inc., a Texas corporation (the "Company"), and Richard L. Morgan, an individual ("Employee"), as of February 23, 2000 (the "Effective Date").

                             W I T N E S S E T H:

     In consideration of the mutual covenants herein contained, the employment of Employee upon the terms, conditions and covenants set forth herein and each act performed pursuant hereto, the parties hereto agree as follows:

                                   Article I
                             EMPLOYMENT AND DUTIES
                             ---------------------

     1.1  Employment.  For the term of employment as below stated, the Company
          ----------
hereby employs Employee as its Executive Vice President to perform such duties as the Chief Executive Officer of the Company shall from time to time prescribe. Employee will be required to perform his duties in Dallas, Texas and not required to move to another city.

     1.2  Employee's Resources.  Employee shall devote substantially all of his
          --------------------
time, energy and capabilities to the performance of such duties and shall not devote any material portion of his time or abilities to the planning, organization, promotion, direction, management or conduct of any other business activity, whether or not such other business activity is pursued for the gain, profit or pecuniary advantage of Employee, without having first obtained the consent of the Company. Employee further agrees that, without the prior consent of the Company, Employee shall not during the term of this Agreement directly or indirectly (i) invest in any business which is competitive with that of the Company, (ii) attempt to influence customers or other business associates not to do business with or not to continue to do business with the Company, or (iii) take any other action inconsistent with the fiduciary responsibility of an employee to his employer.

                                  Article II
                              TERM OF EMPLOYMENT
                              ------------------

     2.1  Term.  Subject to earlier termination as hereinafter provided, the
          ----
initial term of employment of Employee hereunder shall commence on the Effective Date and shall end on the first anniversary of the Effective Date. As used herein, the phrase "Term of Employment" shall mean said initial term of employment as well as any renewal terms thereof.

     2.2  Termination.  This Agreement may be terminated at any time during the
          -----------
Term of Employment only by reason of and in accordance with the following:

          (a)   Death.  If Employee dies during the term of this Agreement and
                -----
while in the employ of the Company, this Agreement shall automatically terminate as of the date of Employee's death; and the Company shall have no further obligation to Employee or his estate, except to pay to the estate of Employee
(i) any accrued, but unpaid, Salary (as hereinafter defined) and any vacation or sick leave benefits which have accrued as of the date of death but were then unpaid or unused, (ii) the Minimum Bonus (as hereinafter defined), and (iii) any declared, accrued Bonus Compensation (as hereinafter defined), if any, in excess of the Minimum Bonus.

          (b)   Disability. If, during the term of this Agreement, Employee
                ----------
shall be prevented from performing his duties hereunder by reason of becoming totally disabled, then the Company, on thirty (30) days' prior notice to Employee, may terminate this Agreement. For purposes of this Agreement, Employee shall be deemed to have become totally disabled when (i) he receives "total disability benefits" under the Company's disability plan (whether funded with insurance or self-funded by the Company), or (ii) the Board, upon the written report of a qualified physician (after complete examination of Employee) designated by the Board, shall have determined that Employee has become physically and/or mentally incapable of performing his duties under this Agreement on a permanent basis. In the event of termination pursuant to this Section, the Company shall be relieved of all of its obligations under this Agreement, except to pay Employee any accrued, but unpaid Salary, any vacation or sick leave benefits which have accrued as of the date on which such permanent disability is determined, but then remain unpaid, the Minimum Bonus and any declared Bonus Compensation in excess of the Minimum Bonus. The provisions of the preceding sentence shall not affect Employee's rights to receive payments under the Company's disability insurance plan, if any.

          (c)   Termination by the Company for Cause. Prior to the expiration
                ------------------------------------
of the term of this Agreement, the Company may discharge Employee for cause and terminate this Agreement without any further liability hereunder to Employee or his estate, except to pay any accrued, but unpaid, Salary, the Minimum Bonus, any declared Bonus Compensation in excess of the Minimum Bonus, and any vacation benefits due to him. For purposes of this Agreement, a "discharge for cause" shall mean termination of Employee upon written notification to Employee limited, however, to one or more of the following reasons:

                (i) Fraud, misappropriation or embezzlement by Employee in connection with the Company as determined by the affirmative vote of at least a majority of the Board; or

                (ii) Mismanagement, lack of performance, or neglect of Employee's duties as determined solely by the Chief Executive Officer of Aviation Group, Inc.; or

                (iii) Willful and unauthorized disclosure of information proprietary or confidential to the Company; or

                (iv) Employee's breach of any material term or provision of this Agreement, after notice to Employee of the particular details thereof and a period of thirty (30) days thereafter within which to cure such breach, if any, and the failure of Employee to cure such breach within such thirty (30) day period.

          (d)   Termination by Employee with Notice. Employee may terminate this
                -----------------------------------
Agreement at any time upon thirty (30) days' notice to the Company, in which event Employee shall be paid his then prevailing Salary prorated to the date of termination, plus any accrued, but unused, vacation benefits.

          (e)   Severance.  Additional severance payments of Salary will be paid
                ---------
to Employee if employee is terminated under terms listed above in Section 2.2(c), subsection (ii). Employee shall receive as additional severance pay an amount equal to 90 days of regular Salary if employee is terminated for reasons listed in Section 2.2(c), subsection (ii). If employee is terminated for any other reasons with cause (other than the reasons listed in Section 2.2(c), subsection (ii)), then Employee will not be paid any additional severance payments of Salary.

                                  Article III
                           COMPENSATION AND BENEFITS
                           -------------------------

     3.1  Salary and Bonus.  As compensation for the Employee's services to the
          ----------------
Company and other duties and responsibilities herein contemplated, Employee shall receive from the Company a salary commencing on March 1, 2000, and payable in equal monthly installments, equivalent to $125,000 per year. Employee may also be entitled to receive from time to time bonuses and additional compensation ("Bonus Compensation") when, as, and if determined by the Board. The Bonus Compensation shall at a minimum be $150,000 (the AMinimum Bonus@) and such Minimum Bonus shall be payable in full upon the earlier of (i) January 2, 2001 or (ii) the sale or other disposition, in one or more transactions, of the Company=s operating subsidiaries, General Electrodynamics Corporation, Aero Design, Inc., Battery Shop L.L.C., Aviation Exteriors Louisiana, Inc., Aviation Exteriors Portland, Inc. and Aviation Exteriors Greenville, Inc., or all or substantially all of their assets, on terms as may be approved by the Board. In the event of the termination of this Agreement or Employee=s employment for any reason by the Company, the Company shall pay the Minimum Bonus to Employee in addition to any other sums that may be owing to Employee hereunder.

     3.2  Employment Benefits.  In addition to the Salary and Bonus Compensation
          -------------------
payable to Employee hereunder, Employee shall be entitled to the following benefits upon satisfaction by Employee of the eligibility requirements therefor, subject to the following limitations:

          (a)   Sick Leave Benefits and Disability Insurance.  Unless this
                --------------------------------------------
Agreement is terminated pursuant to the provisions of Section 2.2(b) hereof, Employee shall be paid sick leave benefits at his then prevailing Salary rate during his absence due to illness or other incapacity, reduced by the amount, if any, of worker's compensation, social security entitlement or disability benefits, if any, under the Company's group disability insurance plan. The Company, at its own expense, shall provide Employee with the maximum amount of disability insurance benefits allowed for one in the position of Employee with the Company under and consistent with any group disability insurance plan which the Company, at its election, may adopt. Notwithstanding anything herein to the contrary,

Employee's sick leave days shall not exceed the number of sick leave days provided to employees of similar tenure and position in the Company as provided in the Company's policy manual, if any.

          (b)   Hospitalization, Accident, Major Medical and Dental Insurance.
                -------------------------------------------------------------
The Company shall provide Employee with group hospitalization, group accident, major medical, and dental insurance in amounts of coverage comparable to the coverage, if any, provided other employees in similar positions with the Company.

          (c)   Vacations.  Employee shall be entitled to a reasonable paid
                ---------
vacation each year during the term of this Agreement as determined by the Board, exclusive of holidays and weekends, which vacation shall be taken by Employee in accordance with the business requirements of the Company at the time and its personnel policies then in effect relative to this subject.

          (d)   Working Facilities.  The Company shall provide, at its expense,
                ------------------
adequate facilities, equipment, supplies and personnel (including professional, clerical, support and other personnel) for Employee's use in performing his duties and responsibilities under this Agreement.

          (e)   Other Employment Benefits.  As an employee of the Company,
                -------------------------
Employee shall participate in and receive such other fringe benefits as may be in effect from time to time for employees of similar tenure and position in the Company, whether or not specifically enumerated herein and whether or not through any written plan or arrangement, upon satisfaction by Employee of the eligibility requirements therefor.

     3.3  Reimbursement of Employee Expenses.  Employee is authorized to incur
          ----------------------------------
ordinary, necessary and reasonable expenses in connection with the performance of his duties and responsibilities under this Agreement and for the promotion of the business and activities of the Company during the term hereof, including, without limitation, expenses for necessary travel and entertainment and other items of expenses required in the normal and routine course of Employee's employment hereunder. The Company will reimburse Employee from time to time for all such business expenses incurred pursuant to and in conformity with the provisions of this Section provided that Employee presents to the Company documentary evidence of such expenses necessary to satisfy the reporting requirements of the Internal Revenue Code of 1986, as amended.

     3.4  Warrants.  In consideration of Employee=s execution of this Agreement,
          --------
the Company shall grant to Employee warrants to purchase up to 250,000 shares of the Company=s Common Stock at $1.50 per share expiring on February 23, 2005, in a form substantially similar to the warrants granted to Employee in the fall of 1999. Upon any exercise of such warrants by Employee, Employee shall be entitled to offset the Minimum Bonus payable to him hereunder against the exercise price of such warrants.

                                  Article IV
                             RESTRICTIVE COVENANTS
                             ---------------------

     4.1  Trade Secrets, Propriety and Confidential Information.  Employee
          -----------------------------------------------------
recognizes and acknowledges that Employee will acquire during his employment hereunder access to certain trade secrets and confidential and proprietary information of the Company (including, but not limited to, financial data, marketing and sales plans, customer and supplier lists, and technical and commercial information relating to the Company's properties, customers and suppliers). Employee acknowledges that the information he obtains through his employment hereunder constitutes valuable, special, and unique property of the Company and that the Company would suffer great loss and damage if he should violate the covenants set forth in this Agreement. Employee acknowledges that such covenants and conditions are reasonable and necessary for the protection of the Company's business.

     4.2  Solicitation of Employees.  Employee agrees that during the Term of
          -------------------------
Employment and until one year after the termination or expiration of the Term of Employment, he will not, directly or indirectly, or by act in concert with others, employ or attempt to employ or solicit for employment to any business which is competitive with the Company, any of the Company's employees, or seek to influence any employees of the Company to leave their employment with the Company.

     4.3  Nondisclosure of Trade Secrets, Propriety and Confidential
          ----------------------------------------------------------
Information.  Employee agrees that without the prior written approval of the
-----------
Company, Employee shall not during the Term of Employment or following the cessation of the Term of Employment for any reason disclose any of the Company's trade secrets or confidential or proprietary information to any person or firm, company, association, or other entity (except for authorized personnel of the Company) for any reason or purpose whatsoever; provided, however, that this Section shall not apply to the extent that Employee shall be required to provide information pursuant to a valid, lawful subpoena or court order so long as Employee shall have made his best efforts in good faith to cause the court of relevant jurisdiction, to the greatest extent possible, to limit the scope of such subpoena or order and protect the confidentiality of the information so disclosed.

     4.4  Noncompetition Agreement.  Employee covenants and agrees to refrain
          ------------------------
for one year after any termination or expiration of his employment with the Company from engaging in, or being employed by or performing consulting services for any company or firm engaged in, the business of providing painting and/or paint stripping services for aircraft, manufacturing, repairing or selling batteries or weighing scales to the airline industry, purchasing, consolidating and reselling travel packages on a retail or wholesale basis, selling online travel services or products through the Internet, or any other business in which the Company may be engaged at the time of such employment termination or expiration.

     4.5  Solicitation of Business of Company.  Employee covenants and agrees
          -----------------------------------
that during the Term of Employment and until one year after the termination or expiration of the Term of Employment, Employee will not attempt to influence customers, suppliers, and other business associates not to do business with or not to continue to do business with the Company or its affiliates.

     4.6  Survival of Covenants.  Sections 4.2, 4.3, 4.4 and 4.5 hereof shall
          ---------------------
survive any expiration or termination of this Agreement and shall continue to bind the parties hereto in accordance with the terms hereof. The covenants contained in this Article IV shall be construed as covenants or agreements independent of any other provision of this Agreement and the allegation or existence of any claim or cause of action of Employee against the Company, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by the Company of the covenants contained herein.

     4.7  Remedies.  In the event of breach or threatened breach by Employee of
          --------
any provision of this Article IV, the Company shall be entitled to relief by temporary restraining order, temporary injunction, permanent injunction, or otherwise in addition to other legal and equitable relief to which it may be entitled, including any and all monetary damages which the Company may incur as a result of said breach, violation or threatened breach or violation. The Company may pursue any remedy available to it concurrently or consecutively in any order as to any breach, violation, or threatened breach or violation, and the pursuit of one of such remedies at any time will not be deemed an election of remedies or waiver of the right to pursue any other of such remedies as to such breach, violation, or threatened breach or violation, or as to any other breach, violation, or threatened breach or violation.

                                   Article V
                           MISCELLANEOUS PROVISIONS
                           ------------------------

     5.1  Notices.  Whenever, in connection with this Agreement, any notice is
          -------
required to be given or any other act or event is to be done or occur on or by a particular number of days, and the date thus particularized should be a Saturday, Sunday, or bank holiday in the City of Dallas, Texas, such date shall be postponed to the next day which shall not be a Saturday, Sunday, or bank holiday in the City of Dallas, Texas. In the event a notice or other document is required to be given hereunder to the Company or Employee, such notice or other document shall either be personally delivered or be mailed to the party entitled to receive the same by certified mail, return receipt requested, at the appropriate address set forth below or at such other address as such party shall designate in a written notice given in accordance with this Section:

     Company:                                 Employee:

     Aviation Group, Inc.                     Richard L. Morgan
     700 North Pearl Street, Suite 2170       3832 Centenary Avenue
     Dallas, Texas 75201                      Dallas, Texas  75225

Notice shall be deemed given on the date of actual delivery, if delivered in person, or, if mailed, then on the date noted on the return receipt.

     5.2  Binding Effect.  The rights and obligations of the parties shall inure
          --------------
to the benefit of and shall be binding upon their heirs, representatives, successors and assigns as the case may be.

     5.3  Severability.  If any provision contained in this Agreement is
          ------------
determined to be void, illegal or unenforceable, in whole or in part, then the other provisions contained herein shall remain in full force and effect as if the provision which was determined to be void, illegal, or unenforceable had not been contained herein.

     5.4  Waiver, Modification and Integration.  The waiver by any party hereto
          ------------------------------------
of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach by any party. This instrument contains the entire agreement of the parties concerning employment and supersedes all prior and contemporaneous representations, understandings and agreements, either oral or in writing, between the parties hereto with respect to the employment of Employee by the Company and all such prior or contemporaneous representations, understandings and agreements, both oral and written, are hereby terminated. This Agreement may not be modified, altered or amended except by written agreement of all the parties hereto.

     5.5  GOVERNING LAW. THIS AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN
          -------------
ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS, AND ACTIONS HEREON SHALL BE BROUGHT IN DALLAS COUNTY, TEXAS.

     5.6  Counterpart Execution.  This Agreement may be executed in two or more
          ---------------------
counterparts, each of which shall be deemed an original, but all of which together shall constitute but one and the same instrument.

     5.7  Captions.  The captions herein are inserted for convenience only and
          --------
shall not affect the construction of this Agreement.

     IN WITNESS WHEREOF, this Agreement is executed as of the date first set forth above.

                              COMPANY:

                              AVIATION GROUP, INC., a Texas corporation


                              By: /s/  Lee B. Sanders
                                 --------------------------------------
                              Name: Lee B. Sanders
                              Title: Chairman

                              EMPLOYEE:


                              /s/  Richard L. Morgan
                              ----------------------
                              Richard L. Morgan